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                                Echlin Inc.
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               (Name of Registrant as Specified in Its Charter)


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     (4)  Date Filed:                        Paul Ryder
                        Vice President
                        Investor Relations


                       ECHLIN ASKS COURT TO FORCE SPX TO
                    CORRECT FALSE AND MISLEADING STATEMENTS


               BRANFORD, Conn., April 14, 1998---Echlin Inc. (NYSE:ECH), the global motor vehicle parts manufacturer is filing today a motion in the U.S. District Court for the District of Connecticut to seek a preliminary injunction requiring SPX Corporation to cease its campaign of false and misleading statements about the results of its solicitation of demands for a special meeting of Echlin shareholders. The requested preliminary injunction would also prohibit SPX from taking any further steps in that solicitation until it has corrected its previous false and misleading statements. Echlin further announced that it believes a preliminary injunction motion filed yesterday by SPX, which would require Echlin to hold a special meeting of shareholders by June 23, ignores controlling principles of Connecticut law and is without merit.

               Jon P. Leckerling, Secretary and General Counsel of Echlin said, "SPX has failed to follow the requirements of Connecticut law. Now that the various deficiencies of the demands that SPX purported to deliver have been identified, Mr. Blystone attempts to blame everyone in sight for SPX's errors, except the only parties where the blame truly belongs SPX and its advisors. We are merely asking the court to make SPX observe the requirements of state and federal law."

               As announced on April 6, 1998, Echlin has determined that a substantial number of the demands submitted by SPX were deficient because SPX solicited them from shareholders using a record date other than February 17, 1998, the correct record date. Additionally, many of the demands that SPX delivered do not contain proxies necessary to trace such demands to a registered shareholder.

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